Exhibit 99.1

AeroVironment Announces Fiscal 2026 Third Quarter Results

ARLINGTON, VA, March 10, 2026 — AeroVironment, Inc. (NASDAQ: AVAV) (“AeroVironment” or the “Company”) reported today financial results for the fiscal third quarter ended January 31, 2026.

Third Quarter Highlights:

●	Third quarter revenue of $408.0 million
●	Bookings of $2.1 billion and book-to-bill ratio of 1.6 for the first nine months of the fiscal year
●	Record funded backlog of $1.1 billion

“While our third quarter results were impacted by revenue timing and adjustments in our Space business, demand for our unique solutions remains robust,” said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “Strong order flow and growth in funded backlog during the quarter are setting the stage for record fourth quarter revenue and a solid start to fiscal year 2027. We are executing with discipline, scaling manufacturing ahead of demand and accelerating the commercialization of our platforms to improve profitability and time to market. We believe there are tremendous opportunities ahead for AV to shape the next era of defense and we remain confident in our ability to deliver long-term shareholder value.”

FISCAL 2026 THIRD QUARTER RESULTS

Revenue for the third quarter of fiscal 2026 was $408.0 million and $1.3 billion of revenue for the first nine months of the fiscal year. Revenue for third quarter of fiscal 2026 increased 143% as compared to $167.6 million for the third quarter of fiscal 2025, due to higher product sales of $138.1 million and higher service revenue of $102.3 million. The acquisition of BlueHalo on May 1, 2025 contributed to $85.1 million and $91.4 million of the current quarter product and service revenue, respectively. From a segment standpoint, Autonomous Systems (“AxS”) recorded revenue of $278.7 million and Space, Cyber and Directed Energy (“SCDE”) recorded revenue of $129.3 million.

Gross margin for the third quarter of fiscal 2026 was $98.8 million, an increase of 56% as compared to $63.2 million for the third quarter of fiscal 2025, reflecting higher product margin of $19.1 million and higher service margin of $16.5 million. Fiscal 2026 third quarter gross margin was negatively impacted by $12.7 million of intangible amortization expense and other related non-cash purchase accounting expenses, as compared to $3.7 million in the third quarter of fiscal 2025. As a percentage of revenue, gross margin fell to 24% from 38%, primarily due to an increase in the proportion of service revenue resulting from the BlueHalo acquisition and the increased amortization and other non-cash purchase accounting expenses.

Impairment of goodwill for the third quarter of fiscal 2026 was $151.3 million. In January 2026, a stop-work order was received on the Company’s Other Transaction Agreement for the delivery of BADGER phased array antenna systems to support Space Force’s Satellite Communication Augmentation Resource (“SCAR”) program. We concluded that the stop-work order represented a trigger event that indicated the carrying value of the Space reporting unit exceeded its fair value. As a result, we updated our estimates of the long-term cash flows of the Space reporting unit to reflect the reduced revenue associated with the stop-work order as well as an increase in expected research and development and capital investments to achieve product commercialization, which is expected to result in expanded opportunities and improve long term product margins. The changes in estimates resulted in the recognition of a goodwill impairment charge of $151.3 million in the Space reporting unit.

Loss from operations for the third quarter of fiscal 2026 was $(179.0) million as compared to $(3.1) million for the third quarter of last fiscal year. The current quarter was negatively impacted by $43.9 million of intangible amortization and other related non-cash purchase accounting expenses as compared to $4.8 million in the third quarter of fiscal 2025. The decrease year-over-year was primarily due to the goodwill impairment of $151.3 million recorded during the third quarter of fiscal 2026 related to Space, an increase in selling, general and administrative (“SG&A”) expense of $55.6 million, which includes an increase of $30.1 million of intangible amortization expense and incremental headcount resulting from our acquisition of BlueHalo which closed on May 1, 2025, partially offset by a decrease of $3.1 million of acquisition related expenses, an increase in research and development (“R&D”) expense of $4.6 million, partially offset by an increase in gross margin of $35.6 million.

Other income, net for the third quarter of fiscal 2026 was $3.3 million, as compared to $0.7 million for the third quarter of fiscal 2025. The increase year-over-year was primarily due to an increase in interest income due to a combination of higher cash and investment balances and lower interest bearing debt balances.

Benefit from income taxes for the third quarter of fiscal 2026 was $(19.5) million, as compared to $(0.6) million for the third quarter of last fiscal year. The increase year-over-year was primarily due to the loss before income taxes, partially offset by non-deductible goodwill impairment.

Net loss for the third quarter of fiscal 2026 was $(156.6) million, or $(3.15) per diluted share, as compared to $(1.8) million, or $(0.06) per diluted share, in the prior-year period, respectively. The current quarter was negatively impacted by goodwill impairment charges of $151.3 million, or $2.95 per diluted share, and $43.9 million, or $0.70 per diluted share, of intangible amortization and other related non-cash purchase accounting expenses as compared to $4.8 million, or $0.13 per diluted share, in the third quarter of fiscal 2025.

Non-GAAP adjusted EBITDA for the third quarter of fiscal 2026 was $44.5 million and non-GAAP earnings per diluted share were $0.64, as compared to $21.8 million and $0.30, respectively, for the third quarter of fiscal 2025.

BACKLOG

As of January 31, 2026, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $1.1 billion, as compared to $726.6 million as of April 30, 2025.

FISCAL 2026 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2026, the Company now expects revenue of between $1.85 billion and $1.95 billion, net loss of between $(218) million and $(201) million, non-GAAP adjusted EBITDA of between $265 million and $285 million, loss per diluted share of between $(4.44) and $(4.10) and non-GAAP earnings per diluted share, which excludes amortization of intangible assets, other non-cash purchase accounting expenses, goodwill impairment, equity securities investments gains or losses, and equity method income or loss of between $2.75 and $3.10.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, March 10, 2026, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Kevin P. McDonnell, executive vice president and chief financial officer, and Denise Pacioni, investor relations director, will host the call.

Investors may access the call by registering via the following participant registration link up to ten minutes prior to the start time.

Participant registration URL:

https://register-conf.media-server.com/register/BI42ffd1d0f4154de3b038f735824a329c

Investors may also listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the third quarter fiscal year 2026 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (“AV”) (NASDAQ: AVAV) is a defense technology leader delivering integrated capabilities across air, land, sea, space, and cyber. The company develops and deploys autonomous systems, precision strike systems, counter-UAS technologies, space-based platforms, directed energy systems, and cyber and electronic warfare capabilities—built to meet the mission needs of today’s warfighter and tomorrow’s conflicts. With a national manufacturing footprint and a deep innovation pipeline, AV delivers proven systems and future-defining capabilities with speed, scale, and operational relevance. For more information visit: www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully close and integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any actual or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products, whether due to restrictions and sanctions imposed by foreign governments or otherwise; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; our ability to win U.S. and international government R&D and procurement programs, including foreign military financing aid; changes in the timing and/or amount of government spending, including due to continuing resolutions and/or changing government priorities; adverse impacts of any U.S. government shutdown; our ability to realize the anticipated benefits of the BlueHalo transaction or other acquisitions; our ability to execute contracts for anticipated sales, perform under such contracts and other existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to and resulting misuse of our, our customers’ and/or our suppliers’ information and systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; our ability to increase production capacity to support anticipated growth; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; any increase in litigation activity or unfavorable results in legal proceedings, including pending class actions, or litigation that may arise from or in conjunction with our recent acquisition of BlueHalo; our ability to respond and adapt to legal, regulatory and government budgetary changes; our ability to comply with the covenants in our loan documents, outstanding convertible notes or merger agreement with BlueHalo; our ability to attract and retain skilled employees, including retention of BlueHalo employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations

(In thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	January 31,	January 25,	January 31,	January 25,
	2026	2025	2026	2025

	(Unaudited)		(Unaudited)
Revenue:
Product sales	$277,814	$139,753	$916,384	$450,488
Contract services	130,231	27,883	418,845	95,089
	408,045	167,636	1,335,229	545,577
Cost of sales:
Product sales	199,973	81,001	672,057	253,572
Contract services	109,278	23,436	365,155	73,701
	309,251	104,437	1,037,212	327,273
Gross margin:
Product sales	77,841	58,752	244,327	196,916
Contract services	20,953	4,447	53,690	21,388
	98,794	63,199	298,017	218,304
Selling, general and administrative	99,414	43,788	329,026	115,499
Research and development	27,112	22,498	96,219	75,827
Impairment of goodwill	151,306	—	151,306	—
(Loss) income from operations	(179,038)	(3,087)	(278,534)	26,978
Other income (loss):
Interest income (expense), net	3,696	(248)	(9,050)	(1,177)
Other (expense) income, net	(400)	976	6,912	758
(Loss) income before income taxes	(175,742)	(2,359)	(280,672)	26,559
(Benefit from) provision for income taxes	(19,486)	(605)	(36,960)	659
Equity method investment (loss) income, net of tax	(295)	—	2,688	1,055
Net (loss) income	$(156,551)	$(1,754)	$(241,024)	$26,955
Net (loss) income per share
Basic	$(3.15)	$(0.06)	$(4.94)	$0.96
Diluted	$(3.15)	$(0.06)	$(4.94)	$0.96
Weighted-average shares outstanding:
Basic	49,741,441	28,031,901	48,761,481	28,001,089
Diluted	49,741,441	28,031,901	48,761,481	28,171,089

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	January 31,	April 30,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$289,878	$40,862
Short-term investments	297,259	—
Accounts receivable, net of allowance for credit losses of $2,213 at January 31, 2026 and $203 at April 30, 2025	201,046	101,967
Unbilled receivables and retentions	528,557	290,009
Inventories, net	299,277	144,090
Income taxes receivable	43,031	622
Prepaid expenses and other current assets	45,199	28,966
Total current assets	1,704,247	606,516
Long-term investments	61,659	31,627
Property and equipment, net	158,867	50,704
Operating lease right-of-use assets	91,810	31,879
Deferred income taxes	—	61,460
Intangibles, net	925,925	48,711
Goodwill	2,461,714	256,781
Other assets	49,414	32,889
Total assets	$5,453,636	$1,120,567
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$109,633	$72,462
Wages and related accruals	75,765	44,253
Customer advances	67,543	15,952
Current operating lease liabilities	15,569	10,479
Income taxes payable	320	356
Other current liabilities	40,489	28,659
Total current liabilities	309,319	172,161
Long-term debt	727,877	30,000
Non-current operating lease liabilities	82,567	23,812
Other non-current liabilities	1,995	2,026
Liability for uncertain tax positions	6,061	6,061
Deferred income taxes	53,627	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at January 31, 2026 and April 30,2025	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—49,934,738 shares at January 31, 2026 and 28,267,517 shares at April 30, 2025	6	4
Additional paid-in capital	4,244,416	618,711
Accumulated other comprehensive loss	(5,514)	(6,514)
Retained earnings	33,282	274,306
Total stockholders’ equity	4,272,190	886,507
Total liabilities and stockholders’ equity	$5,453,636	$1,120,567

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended
	January 31,	January 25,
	2026	2025
Operating activities
Net (loss) income	$(241,024)	$26,955
Adjustments to reconcile net (loss) income to cash used in operating activities:
Depreciation and amortization	202,960	27,144
Impairment of goodwill	151,306	—
Gain from equity method investments	(2,688)	(1,055)
Amortization of debt issuance costs	10,273	1,121
Provision for credit losses	1,867	(64)
Reserve for inventory excess and obsolescence	5,125	2,025
Other non-cash expense, net	3,543	1,810
Non-cash lease expense	18,889	7,379
Loss (gain) on foreign currency transactions	264	(22)
Unrealized gain on available-for-sale equity securities, net	(7,446)	(1,187)
Deferred income taxes	(4,334)	—
Stock-based compensation	28,065	15,518
Loss on disposal of property and equipment	1,149	201
Amortization of debt securities	(661)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(19,892)	(11,095)
Unbilled receivables and retentions	(142,088)	(30,172)
Inventories	(92,721)	(1,167)
Income taxes receivable	(38,646)	(14,738)
Prepaid expenses and other assets	(13,287)	(9,314)
Accounts payable	(17,397)	(1,359)
Other liabilities	(17,174)	(13,034)
Net cash used in operating activities	(173,917)	(1,054)
Investing activities
Acquisition of property and equipment	(46,134)	(14,292)
Contributions in equity method investments	(3,243)	(2,309)
Purchase of available-for-sale investments	(335,183)	—
Redemption of available-for-sale investments	21,500
Acquisition of capitalized software to be sold	(17,275)	—
Business acquisitions, net of cash acquired	(844,586)	—
Net cash used in investing activities	(1,224,921)	(16,601)
Financing activities
Principal payments of term loan	(700,000)	(28,000)
Principal payments of revolver	(265,000)	—
Proceeds from long-term debt	693,202	—
Proceeds from revolver, net of creditor costs	233,939	25,000
Proceeds from shares issued, net of underwriter costs	968,515	—
Proceeds from convertible debt, net of underwriter costs	726,944	—
Payment of debt issuance costs	(2,445)	(1,056)
Payment of equity issuance costs	(1,388)	(365)
Holdback and retention payments for business acquisition	—	(390)
Tax withholding payment related to net settlement of equity awards	(10,900)	(4,064)
Employee stock purchase plan contributions	4,355	—
Exercise of stock options	—	506
Other	(12)	(19)
Net cash provided by (used in) financing activities	1,647,210	(8,388)
Effects of currency translation on cash and cash equivalents	644	(258)
Net increase (decrease) in cash and cash equivalents	249,016	(26,301)
Cash and cash equivalents at beginning of period	40,862	73,301
Cash and cash equivalents at end of period	$289,878	$47,000
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$4,335	$19,342
Interest	$12,535	$1,196
Non-cash activities
Issuance of common stock for business acquisition	$2,640,365	$—
Unrealized loss on available-for-sale investments	$(15)	$—
Change in foreign currency translation adjustments	$1,015	$(605)
Acquisitions of property and equipment included in accounts payable	$4,961	$1,608

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended January 31, 2026
	AxS	SCDE	Total
Revenue	$278,744	$129,301	$408,045

Segment adjusted EBITDA	$46,167	$(1,691)	$44,476

	Three Months Ended January 25, 2025
	AxS	SCDE	Total
Revenue	$167,636	$—	$167,636

Segment adjusted EBITDA	$21,766	$—	$21,766

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025

(Loss) earnings per diluted share	$(3.15)	$(0.06)	$(4.94)	$0.96
Amortization of acquired intangible assets and other purchase accounting adjustments	0.70	0.13	2.78	0.40
Acquisition-related expenses	0.11	0.28	0.76	0.39
Equity method and equity securities investments activity, net	0.03	(0.05)	(0.18)	(0.08)
Goodwill impairment	2.95	—	3.00	—
Earnings per diluted share as adjusted (non-GAAP)	$0.64	$0.30	$1.42	$1.67

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
(in millions)	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025
Net (loss) income	$(156.6)	$(1.8)	$(241.0)	$27.0
Interest expense, net	(3.7)	0.2	9.1	1.2
Provision for income taxes	(19.5)	(0.6)	(37.0)	0.7
Depreciation and amortization	54.6	9.4	203.0	27.1
EBITDA (non-GAAP)	(125.2)	7.2	(65.9)	56.0
Amortization of cloud computing arrangement implementation	1.7	0.7	3.7	1.9
Stock-based compensation	8.1	5.4	28.1	15.5
Acquisition-related expenses	6.9	10.0	38.9	13.7
Equity method and equity securities investments activity, net	1.7	(1.5)	(10.1)	(2.2)
Goodwill impairment	151.3	—	151.3	—
Adjusted EBITDA (non-GAAP)	$44.5	$21.8	$146.0	$84.9

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2026
Forecast loss per diluted share	$(4.44) - (4.10)
Amortization of acquired intangible assets and other purchase accounting adjustments	3.58
Acquisition-related expenses	0.81
Equity method and equity securities investments activity, net	(0.19)
Goodwill impairment	2.99
Forecast earnings per diluted share as adjusted (non-GAAP)	$2.75 - 3.10

Reconciliation of 2026 Forecast and Fiscal Year 2025 Actual Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ended
(in millions)	April 30, 2026	April 30, 2025
Net (loss) income	$(218) - (201)	$44
Interest expense, net	7	2
(Benefit from) provision for income taxes	(25) - (22)	1
Depreciation and amortization	268	41
EBITDA (non-GAAP)	32 - 52	88
Amortization of cloud computing arrangement implementation	6	2
Stock-based compensation	42	22
Acquisition-related expenses	44	19
Equity method and equity securities investments activity, net	(10)	(5)
Goodwill impairment	151	18
Legal accrual	—	2
Adjusted EBITDA (non-GAAP)	$265 - 285	$146

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Earnings per Diluted Share

We exclude acquisition-related expenses, amortization of acquisition-related intangible assets, equity method investment gains and losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for the impact of certain other non-cash items, including amortization of implementation of cloud computing arrangements, stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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CONTACT

Denise Pacioni

+1 805-795-4108

ir@avinc.com

https://investor.avinc.com/contact-and-faq/contact-us